Exhibit 10.6

FIRST AMENDMENT TO OPTION AGREEMENT

This First Amendment (this “First Amendment”) to the Option Agreement (as defined below), is made and entered into on September 18, 2020, to be effective on August 13, 2020 (the “Effective Date”), by TORCHLIGHT ENERGY, INC., a Texas corporation, and TORCHLIGHT HAZEL, LLC, a Texas limited liability company, whose mailing address is 5700 W. Plano Pkwy #3600, Plano, TX 75093 and email address is john@torchlightenergy.com (collectively “Torchlight”), MASTERSON HAZEL PARTNERS, LP, a Texas limited partnership whose mailing address is P.O. Box 1189, Midland, TX 79702 and email address is ced@mastersonps.com (“Masterson”), and McCabe Petroleum Corporation, a Texas Corporation, whose mailing address is 500 W. Texas Ave. Ste. 890, Midland, TX 79701 and email address is gregmccabe@aol.com (“MPC”) collectively the “Parties”.

RECITALS:

A.    The Parties entered into that certain Option Agreement, dated August 13, 2020.

B.    The undersigned, which constitute all of the Parties to the Option Agreement, desire to amend the Option Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree to amend the Option Agreement as follows, effective as of the Effective Date:

1.    Masterson will pay to Torchlight $1,000.00 at the time this First Amendment is executed and delivered as further consideration of the Options.

2.    Section II of the Option Agreement is hereby deleted in its entirety and replaced with the following:

II—OPTION PERIOD

The time during which Masterson may exercise the Options shall be from the Effective Date through and including February 3, 2021, unless extended under the terms of this Option Agreement (the “Option Period”). The Option Period may be extended to the earlier of (1) May 31, 2021 or (2) the Final Maturity Date (as defined below) of the notes set forth in Exhibit A attached hereto (the “Notes”), if Masterson: (a) has satisfied it obligations regarding the Well; (b) no later than February 3, 2021, delivers notice of intent to conduct operations sufficient to satisfy the Northern Drilling Obligations; and (c) on before February 17, 2021 conducts operations sufficient to satisfy the Northern Drilling Obligations. The “Final Maturity Date” shall be defined as the date upon which the first of the Notes becomes due and payable.

3.    Except as amended by this First Amendment, the Option Agreement shall remain in full force and effect, and each of the undersigned hereby restates and reaffirms all of the terms and provisions of the Option Agreement.

4.    This First Amendment may be executed in any number of counterparts (including by facsimile or other reliable electronic means), each of which shall be considered an original.

[Signature pages follow.]

FIRST AMENDMENT TO OPTION AGREEMENT

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The First Amendment to the Option Agreement has been executed as of the Effective Date set forth above.

TORCHLIGHT ENERGY, INC.

X:	/s/ John A. Brda

Name: John A. Brda
Title: CEO

TORCHLIGHT HAZEL, LLC

X:	/s/ John A. Brda

Name: John A. Brda
Title: Manager

MASTERSON HAZEL PARTNERS, LP

X:	/s/ Clifton DuBose, Jr.

Name:	Clifton Edwin DuBose, Jr.
Title:	CEO of Masterson Hazel Management, LLC, its General Partner

MCCABE PETROLEUM CORPORATION

X:	/s/ Greg McCabe
Name: Greg McCabe
Title: President

FIRST AMENDMENT TO OPTION AGREEMENT

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